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                                                                   Exhibit 10.25


                            UNITED STATES OF AMERICA
                         BEFORE FEDERAL TRADE COMMISSION



_______________________________
                               )
     In the Matter of          )
                               )
THE PENN TRAFFIC COMPANY,      )      File No. 951-0009
      a corporation.           )
                               )
                               )


                       AGREEMENT CONTAINING CONSENT ORDER

     The Federal Trade Commission ("Commission") having initiated an investigation of The Penn Traffic Company's ("Penn Traffic") proposed acquisition of certain assets of American Stores Company (American), and it now appearing that Penn Traffic hereinafter sometimes referred to as "proposed respondent," is willing to enter into an agreement containing an order to divest certain assets and to cease and desist from certain acts, and providing for other relief,
     IT IS HEREBY AGREED by and among proposed respondent, by its duly authorized officers and attorneys, and counsel for the Commission that:
     1. Proposed respondent The Penn Traffic Company is a corporation organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its office and principal place of business located at 1200 State Fair Boulevard, Syracuse, New York, 13221-4737.


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     2.   Proposed respondent admits all the jurisdictional facts set forth in the draft of complaint here attached.
     3.   Proposed respondent waives:
          a.   any further procedural steps;
          b. the requirement that the Commission's decision contain a statement of findings of fact and conclusions of law;
          c. all rights to seek judicial review or otherwise to challenge or contest the validity of the order entered pursuant to this agreement; and
          d.   any claim under the Equal Access to Justice Act.
     4. This agreement shall not become part of the public record of the proceeding unless and until it is accepted by the Commission. If this agreement is accepted by the Commission it, together with the draft of complaint contemplated thereby, will be placed on the public record for a period of sixty
(60) days and information in respect thereto publicly released. The Commission thereafter may either withdraw its acceptance of this agreement and so notify the proposed respondent, in which event it will take such action as it may consider appropriate, or issue and serve its complaint (in such form as the circumstances may require) and decision, in disposition of the proceeding.
     5. This agreement is for settlement purposes only and does not constitute an admission by proposed respondent that the law has


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been violated as alleged in the draft of the complaint here attached, or that the facts as alleged in the draft complaint, other than jurisdictional facts, are true.
     6. This agreement contemplates that, if it is accepted by the Commission, and if such acceptance is not subsequently withdrawn by the Commission pursuant to the provisions of Section 2.34 of the Commission's Rules, the Commission may, without further notice to the proposed respondent, (1) issue its complaint corresponding in form and substance with the draft of complaint here attached and its decision containing the following order to divest and to cease and desist in disposition of the proceeding, and (2) make information public with respect thereto. When so entered, the order shall have the same force and effect and may be altered, modified, or set aside in the same time provided by statute for other orders. The order shall become final upon service. Delivery by the United States Postal Service of the complaint and decision containing the agreed-to order to proposed respondent's address as stated in this Agreement shall constitute service. Proposed respondent waives any right it may have to any other manner of service. The complaint may be used in construing the terms of the order, and no agreement, understanding, representation, or interpretation not contained in the order or the Agreement may be used to vary or contradict the terms of the order.


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     7.   Proposed respondent has read the proposed complaint and order contemplated hereby. Proposed respondent understands that once the order has been issued, it will be required to file verified written reports showing that it has fully complied with the order. Proposed respondent further understands that it may be liable for civil penalties in the amount provided by law for each violation of the order after it becomes final.


                                      ORDER

                                       I.

     IT IS ORDERED that, as used in this order, the following definitions shall apply:
     A. "Respondent" or "Penn Traffic" means The Penn Traffic Company, its predecessors, subsidiaries, divisions, and groups and affiliates controlled by The Penn Traffic Company, their successors and assigns, and their directors, officers, employees, agents, and representatives.
     B. "Assets to be divested" means the assets described in Paragraph II. A. of this order.
     C.   "Commission" means the Federal Trade Commission.
     D. "Supermarket" means a full-line retail grocery store that carries a wide variety of food and grocery items in particular product categories, including bread and dairy products; refrigerated and frozen food and beverage products; fresh and


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prepared meats and poultry; produce, including fresh fruits and vegetables;
shelf-stable food and beverage products, including canned and other types of packaged products; staple foodstuffs, which may include salt, sugar, flour, sauces, spices, coffee, and tea; and other grocery products, including nonfood items such as soaps, detergents, paper goods, other household products, and health and beauty aids.


                                       II.

     IT IS FURTHER ORDERED that:
     A. Respondent shall divest, absolutely and in good faith, within twelve months from the date this order becomes final:
          1. the "Acme" supermarket located at River and Park Streets, Borough of Towanda, Pennsylvania;
          2. the "Acme" supermarket located on Kennedy Boulevard in Pittston, Pennsylvania; and
          3. an "Acme" or a Penn Traffic supermarket located in the Township of Mount Carmel, Pennsylvania.
     The assets to be divested shall include the grocery business operated, and all assets, leases, properties, business and goodwill, tangible and intangible, utilized in the distribution or sale of groceries at the locations that are divested.
     B. Respondent shall divest the assets to be divested only to an acquirer or acquirers that receive the prior approval of the


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Commission and only in a manner that receives the prior approval of the
Commission. The purpose of the divestiture is to ensure the continuation of the assets to be divested as ongoing, viable enterprises engaged in the supermarket business and to remedy the lessening of competition resulting from the acquisition as alleged in the Commission's complaint.
     C. Pending divestiture of such assets to be divested, respondent shall take such actions as are necessary to maintain the viability and marketability of such assets to be divested and to prevent the destruction, removal, wasting, deterioration, or impairment of such assets to be divested except in the ordinary course of business and except for ordinary wear and tear.
     D. Respondent shall comply with all the terms of the Asset Maintenance Agreement attached to this order and made a part hereof as Appendix I. The Asset Maintenance Agreement shall continue in effect until such time as respondent has divested all of the assets to be divested.


                                      III.

     IT IS FURTHER ORDERED that:
     A. If respondent has not divested, absolutely and in good faith and with the Commission's prior approval, such assets to be divested within twelve months from the date this order becomes final, the Commission may appoint a trustee to divest any of the


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remaining assets to be divested.  In the event that the Commission or the
Attorney General brings an action pursuant to Section 5(l) of the Federal Trade Commission Act, 15 U.S.C. Section 45(l), or any other statute enforced by the Commission, respondent shall consent to the appointment of a trustee in such action. Neither the appointment of a trustee nor a decision not to appoint a trustee under this Paragraph shall preclude the Commission or the Attorney General from seeking civil penalties or any other relief available to it, including a court-appointed trustee, pursuant to Section 5(l) of the Federal Trade Commission Act, or any other statute enforced by the Commission, for any failure by the respondent to comply with this order.
     B. If a trustee is appointed by the Commission or a court pursuant to Paragraph III.A. of this order, respondent shall consent to the following terms and conditions regarding the trustee's powers, duties, authority, and responsibilities:
     1. The Commission shall select the trustee, subject to the consent of respondent, which consent shall not be unreasonably withheld. The trustee shall be a person with experience and expertise in acquisitions and divestitures. If respondent has not opposed, in writing, including the reasons for opposing, the selection of any proposed trustee within ten (10) days after written notice by the staff of the Commission to respondent of


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          the identity of any proposed trustee, respondent shall be deemed to have consented to the selection of the proposed trustee.
     2. Subject to the prior approval of the Commission, the trustee shall have the exclusive power and authority to divest any of the remaining assets to be divested.
     3. Within ten (10) days after appointment of the trustee, respondent shall execute a trust agreement that, subject to the prior approval of the Commission and, in the case of a court-appointed trustee, of the court, transfers to the trustee all rights and powers necessary to permit the trustee to effect the divestitures required by this order.
     4. The trustee shall have twelve (12) months from the date the Commission or court approves the trust agreement described in Paragraph III.B.3. to accomplish the divestitures, which shall be subject to the prior approval of the Commission. If, however, at the end of the twelve-month period, the trustee has submitted a plan of divestiture or believes that divestiture can be achieved within a reasonable time, the divestiture period may be extended by the Commission, or, in the case of a court-appointed trustee, by the court; provided, however,


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          the Commission may extend this 12-month period only two (2) times.
     5. The trustee shall have full and complete access to the personnel, books, records and facilities related to any of the remaining assets to be divested or to any other relevant information, as the trustee may request. Respondent shall develop such financial or other information as such trustee may reasonably request and shall cooperate with the trustee. Respondent shall take no action to interfere with or impede the trustee's accomplishment of the divestitures. Any delays in divestiture caused by respondent shall extend the time for divestiture under this Paragraph in an amount equal to the delay, as determined by the Commission or, for a court-appointed trustee, by the court.
     6. The trustee shall use his or her best efforts to negotiate the most favorable price and terms available in each contract that is submitted to the Commission, subject to respondent's absolute and unconditional obligation to divest at no minimum price. The divestitures shall be made in the manner and to the acquirer or acquirers as set out in Paragraph II. of this order; provided, however, if the trustee receives bona fide offers in any of the areas specified in this order


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          for a supermarket to be divested from more than one acquiring entity, and if the Commission determines to approve more than one acquiring entity, the trustee shall divest to the acquiring entity or entities selected by respondent from among those approved by the Commission.
     7. The trustee shall serve, without bond or other security, at the cost and expense of respondent, on such reasonable and customary terms and conditions as the Commission or a court may set. The trustee shall have the authority to employ, at the cost and expense of respondent, such consultants, accountants, attorneys, investment bankers, business brokers, appraisers, and other representatives and assistants as are necessary to carry out the trustee's duties and responsibilities. The trustee shall account for all monies derived from the sale and all expenses incurred. After approval by the Commission and, in the case of a court-appointed trustee, by the court, of the account of the trustee, including fees for his or her services, all remaining monies shall be paid at the direction of the respondent, and the trustee's power shall be terminated. The trustee's compensation shall be based at least in significant part on a commission arrangement contingent on the trustee's divesting the assets to be divested to satisfy Paragraph II.


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     8.   Respondent shall indemnify the trustee and hold the trustee harmless against any losses, claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of the trustee's duties, including all reasonable fees of counsel and other expenses incurred in connection with the preparation for, or defense of any claim, whether or not resulting in any liability, except to the extent that such liabilities, losses, damages, claims, or expenses result from misfeasance, gross negligence, willful or wanton acts, or bad faith by the trustee.
     9. If the trustee ceases to act or fails to act diligently, a substitute trustee shall be appointed in the same manner as provided in Paragraph III.A. of this order.
     10. The Commission or, in the case of a court appointed trustee, the court, may on its own initiative or at the request of the trustee issue such additional orders or directions as may be necessary or appropriate to accomplish the divestiture required by this order.
     11. The trustee shall have no obligation or authority to operate or maintain the assets to be divested.
     12. The trustee shall report in writing to respondent and the Commission every sixty (60) days concerning the trustee's efforts to accomplish divestiture.


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                                       IV.

     IT IS FURTHER ORDERED that, for a period of ten (10) years from the date this order becomes final, respondent shall not, without the prior approval of the Commission, directly or indirectly, through subsidiaries, partnerships, or otherwise:
     A. Acquire any stock, share capital, equity, or other interest in any supermarket or leasehold interest in any supermarket, including any facility that has operated as a supermarket within six (6) months of the date of the proposed acquisition, located in a) the Towanda, Pennsylvania area, which includes the Borough of Towanda and the townships of Wysox, North Towanda, and Monroeton; b) the Mount Carmel, Pennsylvania area, which includes the Borough of Mount Carmel and the Township of Mount Carmel; and c) the Pittston, Pennsylvania area, which includes the city of Pittston, the townships of Pittston and Jenkins, and the boroughs of Dupont, Avoca, Hughestown, Duryea, Yatesville, and Laflin, Pennsylvania.
     B. Acquire any stock, share capital, equity, or other interest in any entity that owns any interest in or operates any supermarket or owned any interest in or operated any supermarket within six (6) months of the date of the proposed acquisition in a) the Towanda, Pennsylvania area, which includes the Borough of


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Towanda and the townships of Wysox, North Towanda, and Monroeton; b) the Mount
Carmel, Pennsylvania area, which includes the Borough of Mount Carmel, and the Township of Mount Carmel; and c) the Pittston, Pennsylvania area, which includes the city of Pittston, the townships of Pittston and Jenkins, and the boroughs of Dupont, Avoca, Hughestown, Duryea, Yatesville, and Laflin, Pennsylvania.
     Provided, however, that these prohibitions shall not apply to the construction of new facilities or the leasing of facilities that have not operated as supermarkets within six months of the date of the offer to lease.


                                       V.

     IT IS FURTHER ORDERED that:
     A. Within sixty (60) days after the date this order becomes final and every sixty (60) days thereafter until respondent has fully complied with the provisions of Paragraphs II. or III. of this order, respondent shall submit to the Commission verified written reports setting forth in detail the manner and form in which it intends to comply, is complying, and has complied with Paragraphs II. and III. of this order. Respondent shall include in its compliance reports, among other things that are required from time to time, a full description of the efforts being made to comply with Paragraphs II. and
III. of the order, including a


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description of all substantive contacts or negotiations for the divestiture and the identity of all parties contacted. Respondent shall include in its compliance reports copies of all written communications to and from such parties, all internal memoranda, and all reports and recommendations concerning divestiture.
     B. One year (1) from the date this order becomes final, annually for the next nine (9) years on the anniversary of the date this order becomes final, and at other times as the Commission may require, respondent shall file verified written reports with the Commission setting forth in detail the manner and form in which it has complied and is complying with this order.


                                       VI.

     IT IS FURTHER ORDERED that respondent shall notify the Commission at least thirty (30) days prior to any proposed change in respondent such as dissolution, assignment, sale resulting in the emergence of a successor corporation, or the creation or dissolution of subsidiaries or any other change in respondent that may affect compliance obligations arising out of the order.


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                                      VII.

     IT IS FURTHER ORDERED that, for the purpose of determining or securing compliance with this order, respondent shall permit any duly authorized representative of the Commission:
     A. Upon reasonable notice to respondent, access, during office hours and in the presence of counsel, to inspect and copy all books, ledgers, accounts, correspondence, memoranda and other records and documents in the possession or under the control of respondent relating to any matters contained in this order; and
     B. Upon reasonable notice to respondent and without restraint or interference from it, to interview respondent or officers, directors, or employees of respondent in the presence of counsel.


                                      VIII.

     IT IS FURTHER ORDERED THAT this order shall terminate twenty (20) years from the date this order becomes final.


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     Signed this 9th day of January, 1995.


THE PENN TRAFFIC COMPANY, A CORPORATION



By:  /s/ Martin A. Fox
     --------------------------
     Martin A. Fox
     Vice Chairman - Finance



     /s/ Kenneth N. Hart
     --------------------------
     Kenneth N. Hart
     Donovan Leisure, Newton & Irvine
     Counsel for The Penn Traffic Company


FEDERAL TRADE COMMISSION



By:  /s/ Marimichael O. Skubel
     --------------------------
     Marimichael O. Skubel
     Attorney
     Bureau of Competition


APPROVED:


/s/ Ronald B. Rowe
- --------------------------
Ronald B. Rowe
Assistant Director
Bureau of Competition



/s/ Mary Lou Steptoe
- --------------------------
Mary Lou Steptoe
Acting Director
Bureau of Competition


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